Exhibit 99.1

Eclipse Resources Announces Operational Update and Amended Guidance

STATE COLLEGE, PA- June 28, 2016 - (BUSINESS WIRE) - Eclipse Resources Corporation (NYSE: ECR) (the “Company” or “Eclipse Resources”) today is pleased to provide the following operational update, revised capital expenditure plan for 2016 and amended guidance.

•	During the second quarter, the Company recommenced its operated drilling program and is currently drilling its second well in the program in the dry gas area of Monroe County, Ohio. Additionally, the Company commenced completion operations on its drilled but uncompleted wells and has completed two wells in the ongoing program to date

•	The Company intends to spud a total of 10 to 12 net wells for the full year 2016

•	The Company intends to complete a total of 21 to 24 net wells for the full year 2016, which includes 16 to 19 net wells of drilled but uncompleted wells that are currently held in inventory

•	Given current forward commodity prices, the Company expects to cease its voluntary production curtailment program at the end of the third quarter of 2016

•	For the full year 2016, the Company is raising its production guidance to approximately 205 to 210 MMcfe per day as it expects to reestablish flowing its wells at normal type curve rates during the fourth quarter of 2016 and now anticipates fourth quarter 2016 production to average approximately 240 MMcfe per day

•	The Company’s board of directors has approved an increase to the Company’s capital expenditure budget of approximately $28 million, which budget was previously set at $168 million

•	During the second quarter of 2016, the Company has continued to add to its hedge position with:

•	Approximately 170,000 MMBtu per day of natural gas hedged at an average floor price of $2.84 per MMBtu in 2017 which represents approximately 75% of expected production based on the midpoint of the Company’s production guidance for 2017

•	Approximately 3,500 Bbls per day of oil hedged at an average floor price of $46.00 per Bbl in 2017 which represents approximately 75% of expected production based on the midpoint of the Company’s production guidance for 2017

•	The Company released additional information on the initial performance of its first “Super-Lateral” well, the Purple Hayes well. During the first 45 days of production, the well has produced cumulative production of approximately 583 MMcfe and has exhibited very shallow pressure declines of approximately 50 Psi per week. The well continues to produce at its managed choke target rates with flat production and no change in the condensate yield to date. The Company believes this to be indicative of better than anticipated performance and remains optimistic with the results to date, although no assurances can be given as to the long-term performance of the well at this juncture.

Benjamin W. Hulburt, Chairman, President & CEO commenting on the operations, “The Company has recently made the decision to accelerate our operated drilling and completion activity, ahead of our previously announced third quarter 2016 original start. Looking at current forward strip prices, we anticipate lifting our self-imposed production curtailment program and bringing our production back on line at the end of the third quarter of 2016. Based on where current forward strip prices are, we expect to continue to complete our drilled uncompleted wells through the remainder of the year and into the first quarter of 2017, and to continue to run our operated rig continuously going forward. We continue to forecast production growth in 2017 between 40% to 60% as compared to our forecasted production for 2016. Since recommencing our drilling in the Dry Gas area of our acreage, we have already finished drilling the Holliday A 1H well with a 10,000 foot completed lateral length in 18 days from spud to TD, and I remain extremely proud of our team’s operational excellence, along with the efficiency and cost structure they can provide. Lastly, while we can never completely eliminate commodity risk, we believe we have significantly reduced that risk next year by substantially increasing our hedge position, while at the same time structuring our hedge portfolio to not eliminate our exposure to further commodity price increases.”

Guidance

The Company issued the following amended second quarter and full year 2016 guidance in the table below:

	Q2 2016	FY 2016
Production Mmcfe/d	~200	205 - 210
% Gas	70% - 80%	70% - 80%
% NGL	15% - 17%	14% - 18%
% Oil	8% - 10%	7% - 11%
Gas Price Differential[1]	$(0.20) - $(0.30)	$(0.15) - $(0.25)
FT Expense	$(0.40) - $(0.50)	$(0.35) - $(0.45)

Gas Price Differential with FT expense[1]	$(0.60) - $(0.80)	$(0.50) - $(0.70)
Oil Differential[1]	$(10.00) - $(13.00)	$(10.00) - $(13.00)
NGL Prices (% of WTI)[1]	20% - 25%	20% - 30%
Projected Operating Costs:
Operating Expenses ($/Mcfe)[2]	$1.20 - $1.30	$1.20 - $1.30
Cash G&A ($mm)	$8 - $9	$30
Cash Exploration ($mm)	$5	$23 - $27
CAPEX ($mm)[3]	$30 - $35	$196
Operational Metrics:
Net Wells Spud		10 - 12
Net DUCs Completed		16 – 19
Net Wells TTS		12 - 15

1.	Excludes impact of hedges
2.	Excludes firm transportation, DD&A, exploration, and general and administrative expenses
3.	Excludes land and producing asset acquisitions

About Eclipse Resources

Eclipse Resources is an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin, including the Utica and Marcellus Shales. For more information, please visit the Company’s website at www.eclipseresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this press release, regarding Eclipse Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Eclipse Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Eclipse Resources’ Annual Report on Form 10-K filed with the Securities Exchange Commission on March 4, 2016 (the “2015 Annual Report”), and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

Forward-looking statements may include statements about Eclipse Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices and the volatility of those prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under its commercial agreements; pending legal matters relating to its leases; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; general economic conditions; credit markets; uncertainty regarding its future operating results, including initial production rates and liquid yields in its type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical.

Eclipse Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and the recent significant decline of the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, risks associated with our level of indebtedness, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2015 Annual Report and in “Item 1A. Risk Factors” of Eclipse Resources’ Quarterly Reports on Form 10-Q.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Eclipse Resources or persons acting on the Company’s behalf may issue.

Contact:

Eclipse Resources Corporation

Douglas Kris

Manager, Investor Relations

814-325-2059

dkris@eclipseresources.com